UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2005

PROVIDE COMMERCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50510	84-1450019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5005 Wateridge Vista Drive, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 638-4900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 4, 2005, the board of directors of Provide Commerce, Inc. (the “Company”) approved an amended and restated Supplemental Executive Retirement Plan (the “SERP”). The amended and restated SERP makes certain clarifying changes to the benefits payable thereunder to Joel Citron, the Company’s Chairman of the Board, including changes to the payment provisions applicable to such benefit. Under the amended and restated SERP, Mr. Citron’s benefit will be paid as follows: If Mr. Citron’s service is terminated or he becomes disabled after he attains age 55, he will receive his benefit (in installments or lump sum, according to his prior election) within 90 days following his termination. If Mr. Citron’s service is terminated or he becomes disabled prior to the time he attains age 55, he will receive his benefit (in installments or lump sum, according to his prior election) within 90 days following the date he attains age 55. If Mr. Citron dies, his beneficiary shall receive the lump sum actuarial equivalent of his SERP benefit. In no event will Mr. Citron’s benefit under the SERP be less than $1,250,000. Mr. Citron is fully vested in this benefit.

A copy of the amended and restated SERP is attached hereto as Exhibit 10.45 and is incorporated by reference herein. The description of the amended and restated SERP contained herein is qualified in its entirety by the full text of such exhibit.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired — Not Applicable

(b) Pro Forma Financial Information — Not Applicable

(c) Exhibits

Exhibit No.	Title
10.45#	Provide Commerce, Inc. Supplemental Executive Retirement Plan

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDE COMMERCE, INC.
Date: December 8, 2005
	By:	/s/ Blake T. Bilstad
Blake T. Bilstad
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Title
10.45#	Provide Commerce, Inc. Supplemental Executive Retirement Plan

#	Indicates management contract or compensatory plan.